As filed with the Securities and Exchange Commission on June 22, 2009
Registration No. 333-148125

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Sunergy Co., Ltd.
 (Exact name of registrant as specified in its charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 123 Focheng West Road,
Jiangning Economic & Technical Development Zone
Nanjing, Jiangsu 211100, People’s Republic of China
(86 25) 5276 6688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Share Incentive Plan
(as amended and restated effective May 14, 2009)
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
 (Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Ruennsheng Allen Wang Chief Executive Officer No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone Nanjing, Jiangsu 211100, People’s Republic of China (86 25) 5276 6688	David T. Zhang Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong (852) 2522-7886

EXPLANATORY NOTE

China Sunergy Co., Ltd. hereby amends its registration statement on Form S-8 (Registration No. 333-148125) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the Share Incentive Plan.  The amended and restated Share Incentive Plan is filed herewith as Exhibit 4.1 and replaces Exhibit 10.1 of the initial registration statement.  No additional securities are being registered.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China, on June 22, 2009.

China Sunergy Co., Ltd.

By:	/s/ Ruennsheng Allen Wang
Name:	Ruennsheng Allen Wang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Tingxiu Lu
Name: Tingxiu Lu	Chairman

/s/*
Name: Jianhua Zhao	Vice Chairman, President and Chief Scientist

/s/ Ruennsheng Allen Wang
Name: Ruennsheng Allen Wang	Director and Chief Executive Officer
(principal executive officer)

/s/Shiliang Guo
Name: Shiliang Guo	Director and Acting Chief Financial Officer
(principal financial and accounting officer)

/s/*
Name: Xiaoqian Zhou	Independent Director

/s/Jian Li
Name: Jian Li	Independent Director

/s/ Steve Morgan
Name: Steve Morgan	Independent Director

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Signature	Title

/s/ Wenze Wang
Name: Wenze Wang	Independent Director

/s/ Merry Tang
Name: Merry Tang	Independent Director

/s/*
Name: Donald J. Puglisi	U.S. Representative

*By	/s/ Ruennsheng Allen Wang
Ruennsheng Allen Wang
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Share Incentive Plan (as amended and restated effective May 14, 2009)

24.1	Power of Attorney

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